UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 15, 2012

DRIL-QUIP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13439	74-2162088
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6401 N. Eldridge Parkway Houston, Texas		77041
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 939-7711

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 15, 2012, upon the recommendation of the Nominating, Governance and Compensation Committee of Dril-Quip, Inc. (the “Company”), the Board of Directors of the Company increased the size of the Board from four to five directors and appointed Terence Bartlett Jupp to fill the newly created directorship. Mr. Jupp will serve as a Class I director of the Company until the expiration of his term on the date of the Company’s annual meeting of stockholders in 2013, or until his successor is duly elected and qualified. Mr. Jupp will serve on the Audit Committee and the Nominating, Governance and Compensation Committee of the Company.

Mr. Jupp, 53, has been Chief Operating Officer of CASA Exploration, a recently formed oil and gas exploration company, since January 2012. From September 2009 until January 2012, Mr. Jupp was President and Chief Executive Officer of Trans-Global Oil and Gas Corp., and from April 2008 until August 2009 was Chief Operating Officer of Turkana Energy. From May 2007 until March 2008, Mr. Jupp was a private investor. From August 2006 until April 2007, Mr. Jupp was employed by Anadarko Petroleum as Vice President International Operations – Americas/Far East following its acquisition of Kerr-McGee Oil and Gas. Prior to that, he worked for Kerr-McGee in various management positions domestically and internationally for over 20 years, including as Vice President – International Exploration and Production. Mr. Jupp holds a Bachelor of Science degree in petroleum engineering from Texas A&M University.

There are no arrangements or understandings between Mr. Jupp and any other person pursuant to which he was selected as a director. The Company is not aware of any transaction in which Mr. Jupp has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Mr. Jupp will be compensated for his service on the Board of Directors under the Company’s standard arrangement for non-employee directors described in its proxy statement for the 2012 annual meeting of stockholders.

On November 15, 2012, the Company entered into an indemnification agreement (the “Indemnification Agreement”) with Mr. Jupp pursuant to which the Company agrees to indemnify Mr. Jupp, to the fullest extent permitted by applicable law, from and against any and all losses, liabilities, claims, damages and certain expenses arising out of an event or occurrence related to the fact that he is or was a director of the Company or is or was serving in another position at the request of the Company. The Indemnification Agreement is substantially similar to the Company’s indemnification agreements with its executive officers and other directors. The foregoing description is qualified by reference to the terms of the Indemnification Agreement, a copy of the form of which is provided as Exhibit 10.1.

A copy of the press release announcing Mr. Jupp’s appointment is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is filed as part of this report:

Exhibit No.	Description

10.1	Form of Indemnification Agreement (incorporated herein by reference to the Company’s Current Report on Form 8-K filed on October 17, 2005).

99.1	Press Release issued November 16, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DRIL-QUIP, INC.

By:	/s/ Jerry M. Brooks
Jerry M. Brooks
Vice President—Finance and Chief Financial Officer

Date: November 16, 2012

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Indemnification Agreement (incorporated herein by reference to the Company’s Current Report on Form 8-K filed on October 17, 2005).

99.1	Press Release issued November 16, 2012.